UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 14, 2022
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr., Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)
(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, on June 14, 2022, GSE Systems, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”).  Kathryn O’Connor Gardner did not receive a majority of the votes cast at the Meeting for her election to the Company’s Board of Directors (the “Board”).  In accordance with Sections 2.8(b) and 2.8(c) of the Company’s by-laws, upon only receiving 42.71% of  the total votes cast for and the total votes affirmatively withheld, Ms. Gardner tendered her resignation as a member of the Board (the “Tendered Resignation”) to the Company’s Nominating & Governance Committee (the “Committee”).

On June 15, 2022, the Committee convened a meeting to consider the Tendered Resignation from Ms. Gardner.  Following deliberations, the Committee took into account such factors and other information that the Committee considered appropriate and relevant including, but not limited to, Ms. Gardner’s exemplary performance as a member of the Board, Ms. Gardner’s recent election as Chairman of the Board, Ms. Gardner’s strong credentials and business acumen and the fact that it appears that a “withhold” recommendation from Institutional Shareholder Services (“ISS”) related to certain ongoing material weaknesses reported in the Company’s Form 10-K for the year ended December 31, 2021, and Form 10-Q for the quarter ended March 31, 2022, significantly contributed to the number of votes affirmatively withheld as to Ms. Gardner’s election.  In light of the foregoing and other factors deemed relevant by the Committee, the Committee recommended to the Board that the Board not accept Ms. Gardner’s resignation.  At a meeting of the Board on June 15, 2022, in accordance with Section 2.8(c) of the Company’s by-laws, the Board considered the recommendation of the Committee and independently considered the Tendered Resignation.  The Board resolved to not accept the Tendered Resignation from Ms. Gardner because (i) Ms. Gardner has exhibited exemplary performance as a member of the Board; (ii) Ms. Gardner possesses strong credentials and business acumen such that the Board does not believe that it could easily and without significant effort replace Ms. Gardner as its Chairman of the Board; and (iii) the Board believes that ISS had not taken into account relevant facts and circumstances in rendering its recommendation of a withhold as to Ms. Gardner based solely on her membership on the Company’s Audit Committee, and the ISS recommendation significantly impacted the outcome of the stockholder vote with regard to Ms. Gardner.

The Board considers Ms. Gardner a highly effective member of the Board, values her leadership as Chairman of the Board, and believes that she brings to the Board strong business acumen and financial experience.  The Board also notes that Ms. Gardner’s leadership as one of the very few female chairs of public company boards of directors has been praised by peer members of the Board, Company management, employees, outside services providers, and stockholders of the Company.  Finally, Ms. Gardner is consistently well-prepared, engaged and a meaningful contributor to Board meetings and discussions.

Accordingly, the Board has reached the determination that accepting Ms. Gardner’s Tendered Resignation is not in the best interests of the Company or its stockholders.  In accordance with Section 2.8(c) of the Company’s by-laws, Ms. Gardner shall continue to serve as a member of the Board until the next annual meeting of the stockholders and until her successor is duly elected and qualifies.

Ms. Gardner did not attend or participate in the deliberations by the Committee or the Board regarding whether to accept the Tendered Resignation or vote on any of the resolutions.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Present at the Meeting in person or by proxy were holders of 16,052,957 shares of common stock of the Company, representing 76.53% of the voting power of the common stock of the Company issued and outstanding and entitled to vote as of the close of business on April 18, 2022, the record date for the Meeting, and constituting a quorum for the transaction of business.

At the Meeting, the following matters were voted upon and the following reflects the final voting results:

Proposal	For	Against / Withheld	Broker Non-Votes

1) Election of Directors for a 3-year term expiring 2025
Kathryn O’Connor Gardner	6,163,222	8,264,107	1,625,606
Kyle J. Loudermilk	9,349,852	5,077,499	1,625,606

Proposal	For	Against	Abstain / Withheld	Broker Non-Votes
2) Non-binding resolution to approve Company's named executive officer compensation	9,263,149	2,513,902	2,650,300	1,625,606

3) Ratify the appointment of FORVIS, LLP, as the Company's independent registered public accounting firm for the year ending December 31, 2022	15,696,410	157,830	198,717	--

4) Approve the Company’s 1995 Long-Term Incentive Plan (as amended and restated effective April 5, 2022)	8,720,231	5,672,831	34,289	1,625,606

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:

/s/ Daniel Pugh
Daniel Pugh
Secretary, Chief Legal and Risk Officer
June 17, 2022